UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                         March 19, 1997
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



       TENNESSEE                  1-12762                   62-1543819
(State of Incorporation)  (Commission File Number)   (I.R.S. Employer
                                                      Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)



                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5. Other Events.

Following notification of the New York Stock Exchange, the following press releases were released to the press on March 11, 1997 and March 19, 1997.


Memphis, TN March 11, 1997. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced that it has sold 2,000,000 shares of common stock at $28.75 per share subject to the terms and conditions of a prospectus supplement filed with the Securities and Exchange Commission. The transaction is scheduled to close on March 14, 1997.

Managing underwriters for the offering were Morgan Stanley &  Co.
Incorporated, Raymond James & Associates, Inc., Morgan  Keegan  &
Company, Inc. and J.C. Bradford & Co.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the subject securities and such offers or solicitations shall be made only by means of a Prospectus Supplement and accompanying Prospectus, copies of which may be obtained from the Company or the underwriters.

Mid-America Apartment Communities, Inc. is a self-administered, self-managed apartment-only real estate investment trust which owns and operates 74 apartment communities containing 19,628 apartment units in 12 states in the Southeastern United States and Texas.

For  further information, contact Simon R. C. Wadsworth: 901-682-
6668, ext. 104.

----------------------------

Memphis, TN March 19, 1997. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today the purchase of the 384-unit Balcones Woods apartment community in Austin, TX for $6.6 million in cash and assumed debt of $9.2 million. The property was built in 1983, and is presently 90% occupied with an average rent of $650.

This acquisition complements the two properties MAA presently owns in Austin, and brings its total number of apartments in that market to 976.

Mid-America   Apartment  Communities,  Inc.  is  a   self-managed
apartment   REIT  which  owns  20,012  units  at  75   properties
throughout the southeastern U.S. and Texas.

For  further information, contact Simon R. C. Wadsworth: 901-682-
6668, ext. 104.

Item 7.  Financial Statements and Exhibits.

Exhibit
Number   Exhibit
-------  ----------------------------------------------------------
  1 Definitive Underwriting Agreement, dated March 10, 1997, relating to the sale of 2,000,000 shares of Common Stock, par value $.01 per share.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            MID-AMERICA APARTMENT COMMUNITIES, INC.



Date: March 19, 1997        By: /s/ Simon R.C. Wadsworth
      --------------------      ---------------------------------
                                 Simon R.C. Wadsworth
                                 Executive Vice President
                                 (Principal Financial and Accounting Officer)